FOR IMMEDIATE RELEASE

VOXX INTERNATIONAL CORPORATION REPORTS ITS
FISCAL 2017 FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS

•	Fiscal 2017 Q4 operating income of $0.4 million, a year-over-year increase of $8.0 million

•	Fiscal 2017 Q4 EBITDA of $8.0 million, a year-over-year increase of $9.0 million

•	Fiscal 2017 operating loss of $0.2 million, a year-over-year improvement of $11.4 million

•	Fiscal 2017 EBITDA of $30.1 million, a year-over-year improvement of $11.3 million

•	Company anticipates top- and bottom-line improvements in Fiscal 2018

HAUPPAUGE, NY - May 15, 2017 - VOXX International Corporation (NASDAQ: VOXX), today announced financial results for its Fiscal 2017 fourth quarter and year-ended February 28, 2017.

Commenting on the Company’s performance, Pat Lavelle, President and CEO of VOXX International stated, “We had several positive developments throughout our business segments in Fiscal 2017 and the transformation of our Premium Audio segment was perhaps the biggest story. We generated growth of 18.7% and improved profitability within the Premium Audio segment and we continued to win large, multi-year awards in our Automotive Segment, which have us positioned for growth in Fiscal 2018. While Consumer Accessories segment revenues declined year-over-year, the majority of the decline was in our fourth quarter. We have a number of new products, partnerships and added distribution within Consumer Accessories, both domestically and abroad, which gives us confidence in our ability to grow this segment in the coming year. All in all, we posted an $11.4 million improvement in operating income and an $11.3 million improvement in EBITDA.”

Lavelle continued, “Throughout the year, we set in motion a series of events to streamline operations and leverage synergies within our organization. These efforts, along with improvements in our supply chain led to a gross margin improvement in Fiscal 2017 of 90 basis points and a reduction in operating expenses of $5.6 million. Additionally, we focused R&D investment dollars on next generation products, particularly within our Premium Audio and Automotive segments. We have seen some of the results in our Fiscal 2017 financial performance and expect Fiscal 2018 will build on the momentum. Our foundation is stronger, as are our offerings, and we believe VOXX is positioned well to generate further top- and bottom-line improvements.”

Fiscal Fourth Quarter Comparisons (for the periods ended February 28, 2017 and February 29, 2016)

Net sales for the Fiscal 2017 fourth quarter were $167.4 million, compared to $169.7 million reported in the comparable year-ago period, a decline of $2.3 million or 1.4%.

•	Automotive segment sales were $85.6 million as compared to $84.8 million, an increase of $0.8 million or 1.0%. The increase was primarily related to higher automotive OEM sales.

•
Premium Audio segment sales were $43.0 million as compared to $36.2 million, an increase of $6.8 million or 18.6%. The year-over-year increase was driven by higher sales across the majority of product lines, particularly new products introduced throughout Fiscal 2017.

VOXX International Corporation Reports its Fiscal 2017 Fourth Quarter and Year-end Results

•
Consumer Accessories segment sales were $38.8 million as compared to $48.6 million, a decline of $9.7 million or 20.1%. The sales decline was primarily related to higher sales of outdoor wireless speakers in the Fiscal 2016 fourth quarter, due to strong load-ins which did not repeat in the same volume, as well as lower sales of reception products, remotes and other categories. These declines were partially offset by higher sales of Project Nursery and digital audio product lines.

The gross margin for the Fiscal 2017 fourth quarter came in at 30.3% as compared to 27.6% for the same period last year, an increase of 270 basis points. Driving this improvement were higher gross margins in the Automotive segment.

Operating expenses for the Fiscal 2017 fourth quarter were $50.3 million as compared to $54.3 million in the Fiscal 2016 fourth quarter, a reduction of $4.1 million or 7.5%. Included in the Fiscal 2016 fourth quarter operating expenses are impairment charges of $2.9 million that did not repeat in Fiscal 2017. The remaining decline is primarily due to lower labor costs, including a reduction in research and development expenses and a modest decline in selling expenses.

The Company reported operating income of $0.4 million in its Fiscal 2017 fourth quarter as compared to an operating loss of $7.5 million in the comparable year-ago period. The $8.0 million year-over-year improvement was driven by higher gross margins and lower total operating expenses, as noted above. Net loss attributable to VOXX International Corporation for the Fiscal 2017 fourth quarter was $0.1 million or $0.00 per basic and diluted share, as compared to a net loss attributable to VOXX International Corporation of $5.4 million or a loss of $0.22 per basic and diluted share in the Fiscal 2016 fourth quarter.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the Fiscal 2017 fourth quarter was $8.0 million as compared to an EBITDA loss of $1.0 million reported in the Fiscal 2016 fourth quarter, an improvement of $9.0 million. Adjusted EBITDA was $8.1 million as compared to Adjusted EBITDA of $2.0 million for the comparable Fiscal 2017 and 2016 fourth quarter periods, representing an increase of $6.1 million.

FY17 vs. FY16 Comparisons (for the twelve-months ended February 28, 2017 and February 29, 2016)

Fiscal 2017 net sales were $681.0 million compared to $680.7 million reported in the comparable year-ago period, an increase of $0.3 million.

•
Automotive segment sales were $337.2 million as compared to $351.7 million, a decline of $14.4 million or 4.1%. Aftermarket product sales declined year-over-year and a portion of this was due to the sale and subsequent licensing of all Jensen Mobile inventory. Offsetting this decline were higher Automotive OEM sales, driven by higher tuner sales internationally, as a result of new OEM programs beginning in Fiscal 2017.

•
Premium Audio segment sales were $166.8 million as compared to $140.5 million, an increase of $26.3 million or 18.7%. The year-over-year increase was driven by several new product introductions, including various lines of HD wireless desktop and bookshelf size speakers, wireless sound bars, multi-room streaming audio systems and headphones. Additionally, the Company saw increases in sales of its existing lines of home entertainment speakers and commercial speakers. These increases were partially offset by lower European sales as a result of a slower market overseas.

VOXX International Corporation Reports its Fiscal 2017 Fourth Quarter and Year-end Results

•
Consumer Accessories segment sales were $176.2 million as compared to $187.3 million, a decline of $11.1 million or 5.9%. The majority of the decline was in the Company’s fourth fiscal quarter, due to unfavorable comparisons related to stronger Fiscal 2016 product load-ins and spring orders that were delayed. Additionally, the Company saw year-over-year declines across select product categories domestically, including wireless speakers, reception products and remotes. This was partially offset by higher sales of Project Nursery baby monitors, the 360Fly® Action Camera, and higher international sales related to the roll-out of an upgrade to the digital broadcasting platform in Europe.

The gross margin for Fiscal 2017 was 29.6% as compared to 28.7% for Fiscal 2016, an increase of 90 basis points. Automotive segment gross margins were 30.9%, an increase of 150 basis points; Premium Audio segment gross margins were 33.0%, a decline of 20 basis points; and Consumer Accessories segment gross margins were 23.6%, a decline of 70 basis points.

Operating expenses in Fiscal 2017 were $201.7 million compared to $207.3 million in Fiscal 2016, a reduction of $5.6 million. Selling, general and administrative expenses of $156.1 million declined by $3.8 million or 2.4%, due to continued cost control measures throughout the Company. Engineering and technical support expenses of $45.6 million increased by $8.1 million year-over-year, as the Company continued to invest in Research & Development to support various Automotive OEM projects and new product launches within the Premium Audio segment. Additionally, Fiscal 2016 included $9.1 million of intangible asset impairment charges related to certain trademarks of the Company and $0.8 million of acquisition-related costs that did not repeat in the current year.

The Company reported an operating loss in Fiscal 2017 of $0.2 million as compared to an operating loss of $11.6 million in Fiscal 2016, a year-over-year improvement of $11.4 million. The Company reported net income attributable to VOXX International Corporation of $4.4 million or net income per basic and diluted share of $0.18 in Fiscal 2017. This compares to a net loss attributable to VOXX International Corporation of $2.7 million or a loss per basic and diluted share of $0.11 in Fiscal 2016.

EBITDA for Fiscal 2017 was $30.1 million as compared to EBITDA of $18.8 million reported in Fiscal 2016, an improvement of $11.3 million. Adjusted EBITDA was $30.9 and $24.8 million for the comparable Fiscal 2017 and 2016 years, an improvement of $6.0 million.

Non-GAAP Measures
EBITDA, Adjusted EBITDA and Diluted Adjusted EBITDA per common share are not financial measures recognized by GAAP. EBITDA represents net income (loss), computed in accordance with GAAP, before interest expense and bank charges, taxes, and depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for stock-based compensation expense, impairment charges, certain foreign currency remeasurements, restructuring charges, as well as costs and bargain purchase gains relating to our acquisitions. Depreciation, amortization, stock-based compensation, bargain gains and impairment charges are non-cash items. Diluted Adjusted EBITDA per common share represents the Company's diluted earnings per common share based on Adjusted EBITDA.

We present EBITDA, Adjusted EBITDA and Diluted Adjusted EBITDA per common share in this Form 10-K because we consider them to be useful and appropriate supplemental measures of our performance. Adjusted EBITDA and diluted adjusted earnings per common share help us to evaluate our performance without the effects of certain GAAP calculations that may not have a direct cash impact on our current operating performance. In addition, the exclusion of certain costs or gains relating to non-recurring events allows for a more meaningful comparison of our results from period-to-period. These non-GAAP measures, as we define them, are not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. EBITDA, Adjusted EBITDA and Diluted Adjusted EBITDA per common share should not be assessed

VOXX International Corporation Reports its Fiscal 2017 Fourth Quarter and Year-end Results

in isolation from, are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP.

The Company will be hosting its conference call on Tuesday, May 16, 2017 at 10:00 a.m. ET. Interested parties can participate by visiting www.voxxintl.com, and clicking on the webcast in the Investor Relations section or via teleconference (toll-free number: 877-303-9079; international: 970-315-0461 / conference ID: 12837314).

About VOXX International Corporation
VOXX International Corporation (NASDAQ: VOXX) has grown into a worldwide leader in Automotive, Consumer Electronics, Consumer Accessories and Premium Audio. Today, the Company has an extensive distribution network that includes power retailers, mass merchandisers, 12-volt specialists and most of the world’s leading automotive manufacturers.  The Company has an international footprint in Europe, Asia, Mexico and South America, and a growing portfolio, which now comprises over 30 trusted brands. Among the Company’s brands are Klipsch®, RCA®, Invision®, Jensen®, Audiovox®, Terk®, Acoustic Research®, Advent®, Code Alarm®, Car Connection®, 808®, AR for Her®, Prestige®, EyeLock, Hirschmann Car Communication®, Jamo®, Energy®, Mirage®, Mac Audio®, Magnat®, Heco®, Schwaiger®, Oehlbach®, and Incaar™.  For additional information, please visit our Web site at www.voxxintl.com.

Safe Harbor Statement
Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the automotive, premium audio and consumer accessories businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; foreign currency fluctuations and concerns regarding the European debt crisis; restrictive debt covenants; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against VOXX International Corporation and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K for the fiscal year ended February 28, 2017.

Company Contact:
Glenn Wiener, President
GW Communications
Tel: 212-786-6011
Email: gwiener@GWCco.com

- Tables to Follow -

VOXX International Corporation and Subsidiaries
Consolidated Balance Sheets
February 28, 2017 and February 29, 2016
(In thousands, except share data)

	February 28, 2017	February 29, 2016
Assets
Current assets:
Cash and cash equivalents	$7,800	$11,767
Accounts receivable, net	90,641	87,055
Inventory, net	153,053	144,028
Receivables from vendors	665	2,519
Prepaid expenses and other current assets	19,593	17,256
Income tax receivable	1,596	1,426
Total current assets	273,348	264,051
Investment securities	10,388	10,206
Equity investments	21,926	21,949
Property, plant and equipment, net	81,601	79,422
Goodwill	103,212	104,349
Intangible assets, net	176,289	185,022
Deferred income taxes	23	23
Other assets	1,699	2,168
Total assets	$668,486	$667,190
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$61,143	$55,790
Accrued expenses and other current liabilities	42,476	50,748
Income taxes payable	3,077	4,081
Accrued sales incentives	13,154	12,439
Current portion of long-term debt	10,217	8,826
Total current liabilities	130,067	131,884
Long-term debt, net of debt issuance costs	97,747	88,169
Capital lease obligation	1,400	1,381
Deferred compensation	4,224	4,011
Deferred tax liabilities	30,155	30,374
Other tax liabilities	3,194	4,997
Other long-term liabilities	10,384	10,480
Total liabilities	277,171	271,296
Commitments and contingencies
Stockholders' equity:
Preferred stock:
No shares issued or outstanding (see Note 10)	—	—
Common stock:
Class A, $.01 par value; 60,000,000 shares authorized, 24,067,444 shares issued and 21,899,370 shares outstanding at both February 28, 2017 and February 29, 2016	256	256
Class B Convertible, $.01 par value, 10,000,000 shares authorized, 2,260,954 shares issued and outstanding	22	22
Paid-in capital	295,432	294,038
Retained earnings	159,369	154,947
Non-controlling interest	1,310	8,524
Accumulated other comprehensive loss	(43,898)	(40,717)
Treasury stock, at cost, 2,168,074 shares of Class A Common Stock at both February 28, 2017 and February 29, 2016	(21,176)	(21,176)
Total stockholders' equity	391,315	395,894
Total liabilities and stockholders' equity	$668,486	$667,190

VOXX International Corporation and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Loss)
Years Ended February 28, 2017, February 29, 2016 and February 28, 2015
(In thousands, except share and per share data)

	Year Ended	Year Ended	Year Ended
	February 28, 2017	February 29, 2016	February 28, 2015
Net sales	$681,042	$680,746	$757,498
Cost of sales	479,527	485,061	533,628
Gross profit	201,515	195,685	223,870

Operating expenses:
Selling	48,205	48,513	54,136
General and administrative	107,882	111,382	114,849
Engineering and technical support	45,600	37,490	37,157
Intangible asset impairment charges	—	9,070	—
Restructuring expense	—	—	1,134
Acquisition related costs	—	800	—
Total operating expenses	201,687	207,255	207,276

Operating (loss) income	(172)	(11,570)	16,594

Other (expense) income:
Interest and bank charges	(7,488)	(8,075)	(6,851)
Equity in income of equity investee	6,797	6,538	5,866
Venezuela currency devaluation, net	(8)	(2)	(7,104)
Impairment of Venezuela investment properties (see Note 1(p))	—	—	(9,304)
Gain on bargain purchase	—	4,679	—
Other, net	(572)	632	1,495
Total other (expense) income, net	(1,271)	3,772	(15,898)

(Loss) income before income taxes	(1,443)	(7,798)	696
Income tax expense (benefit)	1,759	(1,735)	1,638
Net loss	$(3,202)	$(6,063)	$(942)
Less: net loss attributable to non-controlling interest	(7,624)	(3,381)	—
Net income (loss) attributable to Voxx International Corporation	$4,422	$(2,682)	$(942)

Other comprehensive (loss) income:
Foreign currency translation adjustments	(3,194)	(5,702)	(33,170)
Derivatives designated for hedging, net of tax	210	(2,440)	3,258
Pension plan adjustments, net of tax	(180)	640	(1,423)
Unrealized holding (loss) gain on available-for-sale investment securities arising during the period, net of tax	(17)	20	(27)
Other comprehensive loss, net of tax	(3,181)	(7,482)	(31,362)
Comprehensive income (loss) attributable to Voxx International Corporation	$1,241	$(10,164))	$(32,304))

Net income (loss) per common share attributable to Voxx International Corporation - basic	$0.18	$(0.11)	$(0.04)

Net income (loss) per common share attributable to Voxx International Corporation - diluted	$0.18	$(0.11)	$(0.04)

Weighted-average common shares outstanding (basic)	24,160,324	24,172,710	24,330,361
Weighted-average common shares outstanding (diluted)	24,240,310	24,172,710	24,330,361

VOXX International Corporation and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Loss)
Three Months Ended February 28, 2017 and February 29, 2016
(In thousands, except share and per share data)

	Three Months Ended	Three Months Ended
	February 28, 2017	February 29, 2016
Net sales	$167,387	$169,683
Cost of sales	116,679	122,859
Gross profit	50,708	46,824

Operating expenses:
Selling	12,005	12,331
General and administrative	28,668	27,852
Engineering and technical support	9,587	11,300
Intangible asset impairment charges	—	2,860
Total operating expenses	50,260	54,343

Operating income (loss)	448	(7,519)

Other (expense) income:
Interest and bank charges	(1,928)	(3,111)
Equity in income of equity investee	1,513	1,536
Venezuela currency devaluation, net	—	—
Other, net	(352)	(473)
Total other (expenses) income, net	(767)	(2,048)

Loss from operations before income taxes	(319)	(9,567)
Income tax expense (benefit)	1,977	(2,526)
Net loss	$(2,296)	$(7,041)
Less: net loss attributable to non-controlling interest	(2,206)	(1,690)
Net loss attributable to Voxx International Corporation	$(90)	$(5,351)

Other comprehensive (loss) income:
Foreign currency translation adjustments	(26)	3,324
Derivatives designated for hedging, net of tax	(30)	(767)
Pension plan adjustments, net of tax	(224)	486
Unrealized holding gain (loss) on available-for-sale investment securities arising during the period, net of tax	(13)	19
Other comprehensive (loss) income, net of tax	(293)	3,062
Comprehensive loss attributable to Voxx International Corporation	$(383)	$(2,289)

Net income (loss) per common share (basic) attributable to Voxx International Corporation	$0.00	$(0.22)

Net income (loss) per common share (diluted) attributable to Voxx International Corporation	$0.00	$(0.22)

Weighted-average common shares outstanding (basic)	24,160,324	24,159,419
Weighted-average common shares outstanding (diluted)	24,160,324	24,159,419

VOXX International Corporation and Subsidiaries
Reconciliation of GAAP Net Income to EBITDA, Adjusted EBITDA and Diluted Adjusted EBITDA per Common Share
(In thousands, except share and per share data)

	Fiscal	Fiscal	Fiscal
	2017	2016	2015
Net income (loss) attributable to VOXX International Corporation	$4,422	$(2,682)	$(942)
Adjustments:
Interest expense and bank charges (1)	6,860	7,960	6,851
Depreciation and amortization (1)	17,064	15,228	15,565
Income tax expense (benefit)	1,759	(1,735)	1,638
EBITDA	30,105	18,771	23,112
Adjustments:
Stock-based compensation attributable to stock options and restricted stock	753	859	521
Venezuela bond remeasurement	—	—	7,396
Impairment of investment properties in Venezuela	—	—	9,304
Restructuring charges	—	—	1,134
Intangible asset impairment charges	—	9,070	—
Acquisition related costs	—	800	—
Gain on bargain purchase	—	(4,679)	—
Adjusted EBITDA	$30,858	$24,821	$41,467
Diluted income (loss) per common share	$0.18	$(0.11)	$(0.04)
Diluted adjusted EBITDA per common share	$1.27	$1.03	$1.7

(1) For purposes of calculating Adjusted EBITDA for the Company, interest expense, bank charges, as well as depreciation and amortization expense added back to net income (loss) have been adjusted in order to exclude the minority interest portion of these expenses attributable to EyeLock LLC.

VOXX International Corporation and Subsidiaries
Reconciliation of GAAP Net Income to EBITDA, Adjusted EBITDA and Diluted Adjusted EBITDA per Common Share
(In thousands, except share and per share data)

	Three Months Ended February 28, 2017	Three Months Ended February 29, 2016
Net loss attributable to VOXX International Corporation	$(90)	$(5,351)
Adjustments:
Interest expense and bank charges (1)	1,726	2,996
Depreciation and amortization (1)	4,349	3,872
Income tax benefit	1,977	(2,526)
EBITDA	7,962	(1,009)
Adjustments:
Stock-based compensation attributable to stock options and restricted stock	185	173
Intangible asset impairment charges	—	2,860
Adjusted EBITDA	$8,147	$2,024
Diluted income (loss) earnings per common share	$0.00	$(0.22)
Diluted adjusted EBITDA per common share	$0.34	$0.08

(1) For purposes of calculating Adjusted EBITDA for the Company, interest expense, bank charges, as well as depreciation and amortization expense added back to net income (loss) have been adjusted in order to exclude the minority interest portion of these expenses attributable to EyeLock LLC.